June 05, 2001



Marvin Johnson
S.H.F. Acquisition Dryer & Warehouse
4600 Northgate Blvd., Suite 130
Sacramento, CA 95834

Dear Marvin:

Pacific International Rice Mills, Inc. (PIRMI) is hereby submitting a bid of .40 per hundredweight for your warehouse storage located in Davis, California.

PIRMI agrees to pay, the above amount, under the following conditions:

      1)  The storage period will be from September 1, 2001 to August 31, 2002.

      2)  Storage warehouse has a capacity of approximately 350,000 cwt.

      3) PIRMI shall pay annual fees for licensing said warehouse under PIRMI's CCC code.

      4) SHF, Inc. will furnish labor to receive, maintain and ship out stored paddy rice.

      5) SHF, Inc. shall secure and pay for any power, fees, licenses, liability insurance taxes and/or assessments required.

      6)  If fumigation is required, PIRMI will pay the entire cost.

      7) PIRMI will furnish direct damage insurance for fire, earthquake and natural disaster required under the Uniform Rice Storage Agreement for full replacement cost of the rice.

      8) SHF, Inc. must accommodate PIRMI's request to receive or ship stored paddy rice on any non-holiday weekday, unless mutually agreed upon to ship during weekends or holidays.

      9) Payment for storage will be 50% upon completion of filling said warehouse and 50% within 30 days after the warehouse is emptied.

      10) This agreement shall be governed by the California Warehouse Association's Standard Operating Procedures.

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      11) A standard shrink allowance of one percent (1%) shall be allowed.
          Additional shrink will be at the responsibility of SHF, Inc.

      12) SHF, Inc. will maintain the storage facility in a sanitary and sound condition and will comply with the Federal Food, Drug and Cosmetic Act and any other laws and regulations applicable to the storage and handling of rice.

      13) SHF, Inc. agrees that the rice stored pursuant to this agreement shall at all times remain the sole and exclusive property of PIRMI, and that SHF, Inc. hereby waives any statutory warehouse liens and any other liens or security interest in said rice.

If you are in agreement with the terms and conditions of this contract, please sign on the line below, and return this copy to us.

Pacific International Rice Mills, Inc.         SHF Acquisition Dryer & Warehouse


/s/ Brian Reines                               /s/ James R. Herfurth
----------------------------------             ---------------------------------
By:  Brian Reines                              By:  James R. Herfurth
Title:  Agricultural Manager                   Title:  VP
Date:                                          Date:  8/05/01